Exhibit 5.1

March 11, 2021

Asure Software, Inc.

3700 N. Capital of Texas Hwy, Suite 350

Austin, TX 78746

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the registration statement on Form S-4 (the “Registration Statement”) filed by Asure Software, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on March 11, 2021, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale from time to time of up to 12,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Common Stock may be offered and sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), and one or more supplements to the Prospectus, if any (each, a “Prospectus Supplement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement.

In rendering the opinion set forth below, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Restated Certificate of Incorporation, as amended, and Third Amended and Restated Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Based upon the foregoing and subject to the limitations, assumptions, exceptions and qualifications expressed herein, it is our opinion that, as of the date hereof, when the issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor (not less than the par value of the Common Stock) in the manner contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s), if any, and in accordance with the applicable definitive acquisition documents approved by the board of directors, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

With your consent, we have assumed (i) the genuineness and authenticity of all signatures on original documents, (ii) the genuineness and authenticity of all documents submitted to us as originals, (iii) the conformity to originals of all documents submitted to us as copies, (iv) the accuracy, completeness and authenticity of certificates of public officials and (v) the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinion, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and the federal laws of the United States, as in effect on March 11, 2021.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/  Cozen O’Connor, P.C.